As filed with the Securities and Exchange Commission on September ___, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	22-3342379 (I.R.S. employer Identification No.)

600 Meadowlands Parkway, #20 Secaucus, New Jersey (201) 842-0288

UNITED ENERGY CORP.
2001 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED EFFECTIVE MAY 29, 2002
(full title of the plans)

BRIAN F. KING Chief Executive Officer United Energy Corp. 600 Meadowlands Parkway, #20 Secaucus, New Jersey (201) 842-0288

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications to:

W. RAYMOND FELTON, ESQ. Greenbaum, Rowe, Smith & Davis LLP Metro Corporate Campus I Post Office Box 5600 Woodbridge, New Jersey 07095 (732) 549-5600

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering price per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	4,000,000(3)	$2.15	$8,600,000	$1,012.22

______________
(1) Includes an indeterminate number of shares of common stock that become issuable under the United Energy Corp. 2001 Equity Incentive Plan, Amended and Restated Effective May 29, 2002 (the “2001 Equity Incentive Plan”), by reason of any stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) using the average of the high and low price of our common stock as reported by OTC Bulletin Board on September 23, 2005, which was $2.15 per share.

(3) The securities to be registered consist of 4,000,000 shares of our common stock, par value $0.01 per share, that are reserved for issuance for awards granted under the 2001 Equity Incentive Plan. These shares have previously been approved for issuance under the 2001 Equity Incentive Plan by our Board of Directors.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

           The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) as a part of this Registration Statement, as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

           These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

           Upon written or oral request and without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, the other documents that are required to be delivered to eligible employees pursuant to Rule 428(n) of the Securities Act and additional information about the 2001 Equity Incentive Plan and its administrators are available by contacting:

United Energy Corporation
600 Meadowlands Parkway, #20
Secaucus, New Jersey
Attention: Brian F. King
Chief Executive Officer
(201) 842-0288

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           The Commission allows us to “incorporate by reference” into this Registration Statement the information we file with the Commission. This means that we may disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this Registration Statement. If we subsequently file superseding or updating information with the Commission in a document that is incorporated by reference into this Registration Statement, the updated information will also become a part of this Registration Statement and will supersede any earlier information.

           We are incorporating by reference into this Registration Statement the following documents that we previously filed with the Commission:

•	Our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005.

•	Our Current Reports on Form 8-K dated June 3, 2005, April 12, 2005 and March 23, 2005.

•	The description of our common stock contained in our registration statement on Form S-3, filed with the Commission on September 13, 2005, including any amendment or report filed for the purpose of updated that description.

           We are also incorporating by reference into this Registration Statement all documents that we subsequently file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the termination of this offering. Any statements made in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock.

           As of June 30, 2005, there were approximately 24,199,250 shares of our common stock issued and outstanding. We are a Nevada corporation and are authorized to issue 100 million shares of common stock, par value $0.01 per share.

           Each share of common stock has 1 vote on all matters presented to the stockholders, except at elections of directors each stockholder is entitled to as many votes as equals the number of shares of his or her stock multiplied by the number of directors to be elected. In director elections, a stockholder may cast all of his or her votes for a single director or distribute his or her votes among the director nominees as he or she sees fit.

           The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision for claims against us. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock and the shares of common stock offered hereby, when issued against payment of the considerations set forth in this prospectus, are fully paid and non-assessable.

           The registrar and transfer agent for our common stock is Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121.

Item 5.  Interests of Named Experts and Counsel.

           Not applicable.

Item 6.  Indemnification of Directors and Officers.

           Our articles of incorporation eliminate, to the fullest extent permitted by law, the personal liability of our directors and officers to us and to our stockholders for damages resulting from a breach of any duty owed to us or to our stockholders.

           Under Nevada law, a corporation may indemnify a director or officer if he or she (i) is not liable pursuant to Section 78.138 of the Nevada Private Corporations Law for breaching fiduciary duties as an officer or director and the breach of duties did not involve intentional misconduct, fraud or a knowing violation of law, or (ii) acted in good faith and in a manner that he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

           We currently maintain a directors and officers liability insurance policy.

Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Document

4.1	Articles of Incorporation of United Energy Corp. (1)

4.2	By-Laws of United Energy Corp. (1)

4.3	Form of Stock Certificate of United Energy Corp. (1)

4.4	Secured Convertible Term Note, dated March 24, 2004 (4)

4.5	Securities Purchase Agreement, dated March 24, 2004, between United Energy Corp. and Laurus Master Fund, Ltd. (4)

4.6	Registration Rights Agreement, dated March 24, 2004, between United Energy Corp. and Laurus Master Fund, Ltd. (4)

4.7	Common Stock Purchase Warrant, dated March 24, 2004 (4)

4.8	Amendment and Waiver, dated February 28, 2005, between United Energy Corp. and Laurus Master Fund, Ltd. (6)

4.9	Common Stock Purchase Warrant, dated February 28, 2005 (6)

4.10	Securities Purchase Agreement, dated March 18, 2005, between United Energy Corp. and the Purchasers set forth on the signature page thereto (7)

4.11	March 2005 Series A Purchase Warrant (7)

4.12	March 2005 Series B Purchase Warrant (7)

4.13	Registration Rights Agreement, dated March 18, 2005, between United Energy Corp. and the persons identified as Purchasers pursuant to that certain Securities Purchase Agreement (7)

4.14	2005 Series B Secured Convertible Note (7)

4.15	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (7)

4.16	Consulting Services Agreement, dated April 27, 2005, between United Energy Corp. and Ben Barnes (8)

4.17	Warrant Certificate, dated April 27, 2005 (8)

4.18	Amendment to Articles of Incorporation of United Energy Corp. (5)

4.19	2002 Common Stock and Warrant Purchase Agreement (9)

4.20	2002 Common Stock Purchase Warrant (9)

4.21	United Energy Corp. 2001 Equity Incentive Plan, Amended and Restated Effective May 29, 2002 (10)

4.22	Form of Incentive Stock Option Agreement (10)

4.23	Form of Stock Option Agreement (10)

5.1	Opinion of Greenbaum, Rowe, Smith & Davis LLP (10)

23.1	Consent of Imowitz, Koenig & Co., LLP (10)

23.2	Consent of Greenbaum, Rowe, Smith & Davis LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (11)

(1)	Incorporated by reference from the exhibits filed with our Form 10 on June 20, 2000.
(2)	Incorporated by reference from the exhibits filed with our Form 10-Q for the period ended September 30, 2001.
(3)	Incorporated by reference from the exhibits filed with our Form 8-K filed on June 3, 2002.
(4)	Incorporated by reference from the exhibits filed with our Form 8-K filed on March 30, 2004.
(5)	Incorporated by reference from the exhibits filed with our Definitive Schedule 14A filed on July 18, 2005.
(6)	Incorporated by reference from the exhibits filed with our Form 8-K filed on April 12, 2005.
(7)	Incorporated by reference from the exhibits filed with our Form 8-K filed on March 23, 2005.
(8)	Incorporated by reference from the exhibits filed with our Form 8-K filed on June 3, 2005.
(9)	Incorporated by reference from the exhibits filed with our Registration Statement on Form S-3 filed on September 13, 2005.

(10)	Filed herewith.
(11)	Included on signature page hereto.

Item 9.  Undertakings.

           We undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (a)  We hereby undertake:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange that are incorporated by reference in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

           (b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

           The legality of the shares offered by this prospectus has been passed upon by Greenbaum, Rowe, Smith & Davis LLP, Woodbridge, New Jersey.

SIGNATURES

The Registrant.

           Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on the 28th day of September 2005.

UNITED ENERGY CORPORATION

By: /s/ Brian F. King
Brian F. King
Chief Executive Officer

POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian F. King his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement and any and all amendments thereto, relating to the offer covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Brian F. King	Chief Executive Officer	September 28, 2005
BRIAN F. KING

/s/ James McKeever	Interim Chief Financial Officer	September 28, 2005
JAMES MCKEEVER

/s/ Ronald Wilen	Chairman of the Board, Director	September 28, 2005
RONALD WILEN

_____________________________________	Director	September , 2005
ANDREA PAMPANINI

/s/ Martin Rappaport	Director	September 28, 2005
MARTIN RAPPAPORT

/s/ Louis Bernstein	Director	September 28, 2005
LOUIS BERNSTEIN

The Plan.

           Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on September 28, 2005.

UNITED ENERGY CORP. 2001 EQUITY INCENTIVE PLAN
Amended and Restated Effective May 29, 2002

By: /s/ Ronald Wilen
Ronald Wilen
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Incorporation of United Energy Corp. (1)

4.2	By-Laws of United Energy Corp. (1)

4.3	Form of Stock Certificate of United Energy Corp. (1)

4.4	Secured Convertible Term Note, dated March 24, 2004 (4)

4.5	Securities Purchase Agreement, dated March 24, 2004, between United Energy Corp. and Laurus Master Fund, Ltd. (4)

4.6	Registration Rights Agreement, dated March 24, 2004, between United Energy Corp. and Laurus Master Fund, Ltd. (4)

4.7	Common Stock Purchase Warrant, dated March 24, 2004 (4)

4.8	Amendment and Waiver, dated February 28, 2005, between United Energy Corp. and Laurus Master Fund, Ltd. (6)

4.9	Common Stock Purchase Warrant, dated February 28, 2005 (6)

4.10	Securities Purchase Agreement, dated March 18, 2005, between United Energy Corp. and the Purchasers set forth on the signature page thereto (7)

4.11	March 2005 Series A Purchase Warrant (7)

4.12	March 2005 Series B Purchase Warrant (7)

4.13	Registration Rights Agreement, dated March 18, 2005, between United Energy Corp. and the persons identified as Purchasers pursuant to that certain Securities Purchase Agreement (7)

4.14	2005 Series B Secured Convertible Note (7)

4.15	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (7)

4.16	Consulting Services Agreement, dated April 27, 2005, between United Energy Corp. and Ben Barnes (8)

4.17	Warrant Certificate, dated April 27, 2005 (8)

4.18	Amendment to Articles of Incorporation of United Energy Corp. (5)

4.19	2002 Common Stock and Warrant Purchase Agreement (9)

4.20	2002 Common Stock Purchase Warrant (9)

4.21	United Energy Corp. 2001 Equity Incentive Plan, Amended and Restated Effective May 29, 2002 (10)

4.22	Form of Incentive Stock Option Agreement (10)

4.23	Form of Stock Option Agreement (10)

5.1	Opinion of Greenbaum, Rowe, Smith & Davis LLP (10)

23.1	Consent of Imowitz, Koenig & Co., LLP (10)

23.2	Consent of Greenbaum, Rowe, Smith & Davis LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (11)

(1)	Incorporated by reference from the exhibits filed with our Form 10 on June 20, 2000.
(2)	Incorporated by reference from the exhibits filed with our Form 10-Q for the period ended September 30, 2001.

(3)	Incorporated by reference from the exhibits filed with our Form 8-K filed on June 3, 2002.
(4)	Incorporated by reference from the exhibits filed with our Form 8-K filed on March 30, 2004.
(5)	Incorporated by reference from the exhibits filed with our Definitive Schedule 14A filed on July 18, 2005.
(6)	Incorporated by reference from the exhibits filed with our Form 8-K filed on April 12, 2005.
(7)	Incorporated by reference from the exhibits filed with our Form 8-K filed on March 23, 2005.
(8)	Incorporated by reference from the exhibits filed with our Form 8-K filed on June 3, 2005.
(9)	Incorporated by reference from the exhibits filed with our Registration Statement on Form S-3 filed on September 13, 2005.
(10)	Filed herewith.
(11)	Included on signature page hereto.